Contact: John R. Stewart, CFA

EVP, Chief Financial Officer

Phone: (219) 814-5833

Date: September 15, 2025

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Successful Execution

of Balance Sheet Repositioning

MICHIGAN CITY, Indiana, September 15, 2025 – Horizon Bancorp, Inc. (NASDAQ: HBNC) (“Horizon”), the parent company of Horizon Bank, today announced significant progress on the previously announced efforts to reposition its balance sheet. “We are extremely pleased with the progress and results of our balance sheet strategy actions that we believe will position Horizon as one of top financially performing banks in our peer set. The team’s efficient execution of the restructuring initiatives displays our unwavering commitment to create shareholder value and the discipline of the leadership team to exceed the financial expectations laid out in the investor presentation,” stated Thomas Prame, President and CEO of Horizon.
Specifically, the following actions have been completed:

•On August 22, 2025, Horizon closed on the previously announced underwritten public offering of 7,138,050 shares of its common stock, for net proceeds of $98.6 million.
•On August 29, 2025, Horizon closed on the previously announced $100,000,000 in aggregate principal amount of fixed-to-floating rate subordinated notes due 2035. The notes priced at a fixed interest rate of 7.00% per annum until September 15, 2030, after which they will float at a rate equal to three-month SOFR plus 360 basis points until maturity on September 15, 2035. This compares favorably to initially assumed expectations for a 7.50% fixed interest rate.
•Accordingly, Horizon has provided redemption notification for its previously outstanding subordinated notes, which have an outstanding aggregate principal amount of $56.5 million as of June 30, 2025, and currently bear interest equal to the three-month SOFR +549 basis points as of July 1, 2025. The redemption date will be October 1, 2025. All regulatory approvals required for such redemption have been received.
•Following the closing of the common stock offering on August 22, 2025, the Company transferred all prior held-to-maturity investment security holdings to available-for-sale and completed the sale of approximately $1.7 billion of securities with a weighted average risk weighting exceeding 30%. The realized pre-tax loss on the sale was $299.1 million, which compares favorably to initially assumed expectations of $309.1 million.
•As outlined in the restructuring plan, the Company leveraged the liquidity from the securities sale and successfully pre-paid $700 million of FHLB puttable advances. The pre-tax prepayment penalty of $12.7 million compared favorably to initially assumed expectations of $15.6 million.
•Additionally, the Company has successfully redeployed approximately $600 million of proceeds into investment securities yielding 5.27% on a tax-equivalent basis, with a near 0% risk weighting and durable cash flow profile. The new securities portfolio structure and expected yield aligns with the previously disclosed model assumptions.
•As part of the deleveraging strategy, the Company has signed non-binding letters of intent to sell approximately $190 million of indirect auto loans, which are expected to close by the end of September 2025. The minimal loss projection is in line with previously communicated estimates.
•Finally, the Company is making great strides in its efforts to strategically reduce exposure to non-core, higher-cost transactional deposit balances. It is anticipated that more than $125 million of these non-core balances will be reduced within the third quarter of 2025.

“We are very pleased with the significant accomplishments achieved in a very short window after a successful equity and debt raises,” Prame added. The team’s execution plans were well planned and coordinated. The effectiveness of these actions has allowed us to create enhanced value for our shareholders while mitigating the market risk seen over the last several weeks. We believe we are well aligned to quickly achieve the financial expectations outlined in our restructuring plan and look forward to rewarding our shareholders with top-tier performance and significantly improved optionality heading into 2026,” concluded Prame.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ: HBNC) is the $7.7 billion-asset (as of June 30, 2025) commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward-Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: effects on Horizon’s business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; uncertain conditions within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, and conditions in the investment, credit, interest rate, and derivatives markets, and their impact on Horizon and its customers; current financial conditions within the banking industry; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the aggregate effects of elevated inflation levels in recent years; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict and the Israel and Hamas conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.